Exhibit 3.2

CONSENT OF MCCARTHY TÉTRAULT LLP

We have acted as Canadian counsel to Constellation Software Inc. (the “Registrant”) in connection with the registration statement on Form F-7 (the “Registration Statement”) being filed today by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended. We hereby consent to the references to our name and the inclusion of our opinion contained in the Registration Statement.

/s/ McCarthy Tétrault LLP
Toronto, Ontario, Canada
August 7, 2023